Exhibit 23.1

CONSENT OF ATTORNEYS

Reference is made to the Registration Statement of EFLO Energy, Inc. on Form S-1, whereby the Company proposes to sell:

●	shares of common stock having a maximum value of $18,700,000;

●	warrants to Canacord Genuity Corp. having a maximum value of $100;

●	shares of common stock issuable upon the exercise of warrants to be sold to Canacord Genuity Corp having a maximum value of $1,309,000

●	warrants to Clarion Finance PTE Ltd. having maximum value of $100; and

●	shares of common stock issuable upon the exercise of warrants to be sold to Clarion Finance PTE Ltd. having a maximum value of $261,800;

Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.

Very truly yours,

HART & HART, LLC

/s/ William T. Hart
William T. Hart

Denver, Colorado
September  10, 2014